UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Innovation Place, Santa Barbara, California	93108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 566-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 11, 2009 QAD Inc. (QAD or the Company) issued a press release announcing that its Board of Directors has declared a quarterly dividend of $0.025 per share of common stock payable on October 8, 2009 to shareholders of record at the close of business on August 28, 2009. The quarterly dividend was approved by the Board of Directors on June 10, 2009. QAD will pay its quarterly dividend in either cash or shares of the Company’s common stock, at the election of each shareholder. Shareholders will have until September 17, 2009 to make a distribution election. If a distribution election is not made by such date, the shareholder will automatically receive the quarterly dividend in shares of QAD’s common stock. Those shareholders electing the dividend payable in QAD common stock will receive shares proportionate to the total cash amount based on the weighted average price of the stock for the three days immediately following the election deadline. The Company will make a cash payment in lieu of issuing fractional shares to shareholders electing the dividend payable in QAD common stock.

The information referenced in this Item 7.01 shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superseded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information referenced in this Item 7.01 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of June 11, 2009, entitled “QAD Declares Quarterly Dividend of $0.025 per Share”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: June 11, 2009

By: /s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated as of June 11, 2009, entitled “QAD Declares Quarterly Dividend of $0.025 per Share”